SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2011

USA SYNTHETIC FUEL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-54044	13-3995258
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification Number)

312 Walnut Street, Suite 1600, Cincinnati, Ohio 45202
(Address of principal executive office)

Registrant's telephone number, including area code: (513) 762-7870

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 19, 2011, USA Synthetic Fuel Corporation (the “Company”) filed its 2010 Annual Report on Form 10-K, which contained audited financial statements for the fiscal year ended December 31, 2010.  During the annual audit process, the Company agreed with Killman Murrell & Company P.C. (“Killman Murrell”) that the appropriate accounting treatment of its two main assets acquired in 2010, the Lima Energy Company and the BOE Energy, would be to impair the Lima Energy acquisition and value the BOE only when used.  This resulted in adjustments to the year-end financial statements for these assets that conform to Generally Accepted Accounting Principles in the United States (GAAP), as reflected in the Annual Report on Form 10-K.

On May 23, 2011, the Board of Directors of the Company approved the recommendation to file a restatement of financial statements for the period ending September 30, 2010.  The Board confirmed that the restated 10-Q is appropriate due to the adjustment made on the Annual Report on Form 10.

Investors should rely upon the definitive audited 2010 Financial Statements in the Annual Report on Form 10-K, and no longer rely upon the unaudited quarterly financial statements previously filed for the quarter ended September 30, 2010.  A restated Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 will be filed as soon as practicable in conjunction with this report on Form 8-K.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated: May 25, 2011

USA SYNTHETIC FUEL CORPORATION

By: /s/ Harry H. Graves
Harry H. Graves
Chief Financial Officer